Exhibit 99.1

FOR IMMEDIATE RELEASE

NEWSTAR REPORTS FOURTH QUARTER 2010 RESULTS

Addition of new specialized lending platforms and continued improvement in financial results cap a successful year

•	Financial results continued to improve with adjusted net income of $10.1 million, or $0.19 per diluted share

•	GAAP net income was $9.4 million, or $0.18 per diluted share

•	New loan origination volume increased 62% to $235 million in the fourth quarter and $572 million for the year

•	Recognized $5.6 million pre-tax gain on the acquisition of asset-based lender and assumed a $225 million credit facility to fund related new lending activity

•	Launched new equipment finance business and added a new $75 million credit facility to fund new leasing activity

•	Increased book value per share to $10.96

Boston, February 16, 2011 – NewStar Financial, Inc. (NASDAQ: NEWS), a specialized commercial finance company, today reported adjusted net income for the fourth quarter of 2010 of $10.1 million, or $0.19 per diluted share. On a GAAP basis, the Company reported net income of $9.4 million, or $0.18 per diluted share, which reflected $0.7 million after-tax non-cash equity compensation expense related to the 2006 IPO.

“Adjusted net income (loss)” and other non-GAAP financial measures used in this release are defined under “Non-GAAP Financial Measures” on page 5. Reconciliations between GAAP and adjusted (non-GAAP) measures can be found in the attached financial tables.

“I am very pleased with our results in the fourth quarter as our operating performance continued to improve and we executed on important strategic initiatives that broadened our capabilities and strengthened our national origination franchise,” said Tim Conway, Chairman and Chief Executive Officer. “The launch of our equipment finance business marked another important milestone for the company as we continue to execute our strategy to add specialized lending platforms in attractive market segments that are consistent with our core strengths and enhance our value proposition for customers. The value of our national direct origination platforms was evident in the gains we made in new loan origination throughout the year and our financial results in the quarter capped off what has been a very successful year for NewStar.”

Acquisitions and New Business Initiatives

•

Purchased Core Business Credit, LLC, an asset-based lender, and its wholly owned subsidiaries for a purchase price of $25.3 million. Recognized a gain of $5.6 million in connection with the acquisition.

•	Launched equipment finance business in January 2011 to lease essential-use equipment for mid-sized companies.

Loan Credit Quality

•

The provision for credit losses decreased $1.9 million as the Company had an $0.8 million reversal of provision in the fourth quarter of 2010 compared to provision of $1.2 million in the third quarter of 2010.

•	Approximately $8.0 million of additional specific reserves were established in the fourth quarter of 2010, up $4.8 million, from $3.2 million in the third quarter of 2010.

•	The allowance for credit losses decreased to $84.8 million, or 4.99% of loans and 63% of NPLs, at December 31, 2010, compared to $91.5 million, or 5.20% of loans, at September 30, 2010.

•	Three new loans totaling $22.6 million were placed on non-accrual status in the fourth quarter of 2010.

•

At December 31, 2010, loans with an aggregate outstanding balance, net of charge-offs, of $135.6 million were on non-accrual status compared to loans with an aggregate outstanding balance, net of charge-offs, of $128.2 million at September 30, 2010. Non-performing assets, net of charge-offs, specific reserves and other adjustments were $139.0 million, or 44% of their aggregate face amount, as of December 31, 2010.

•	Non-accrual loans with an outstanding balance of $106.0 million and an additional accruing loan with an outstanding balance of $8.4 million as of December 31, 2010 were also delinquent loans.

•

Net charge-offs were $5.9 million, or 1.38% of loans on an annualized basis, in the fourth quarter of 2010 compared to $10.4 million or 2.36% of loans on an annualized basis in the third quarter of 2010.

•	The Company owned an interest in one property valued at $3.4 million, which was included in other real estate owned (“OREO”) as of December 31, 2010.

Funding and Capital

•	Assumed a $225 million credit facility with DZ Bank through CORE Business Credit acquisition, which is used to fund asset-based lending activity.

•	Added a $75 million credit facility with Wells Fargo to fund new equipment lease originations.

•	Approximately 89% of loans were funded by long term capital at December 31, 2010.

•

Approximately 74% of loans were funded by securitized term debt at attractive, locked-in spreads as of December 31, 2010. The ability to re-invest collections from repayments and amortization of certain of these loans represents a continuing source of funding.

•

Balance sheet leverage was 2.5x as of December 31, 2010, consistent since September 30, 2010, as repayments of advances under credit facilities and amortization of debt issued by CLO 2005-1 were offset by an increase in other borrowings.

•

Total cash and equivalents as of December 31, 2010 were $233 million, of which $54 million was unrestricted. Unrestricted cash increased from approximately $29 million at September 30, 2010 and restricted cash increased from approximately $155 million to $178 million.

Managed and Owned Loan Portfolios

•	Total origination volume for the fourth quarter of 2010 was $235 million, which reflected improving demand for loans and increased M&A activity.

•	The composition of the owned loan portfolio continued to reflect a focus on senior debt with 97% invested in 1st lien senior secured loans at December 31, 2010.

•

The managed loan portfolio was $2.2 billion as of December 31, 2010 (down from $2.3 billion at September 30, 2010), reflecting the net impact of prepayments and scheduled amortization of existing loans, as well as charge-offs, which was partially offset by new loan origination.

•	Assets managed for the NCOF were $452 million at December 31, 2010, down 10% from September 30, 2010.

•	The owned loan portfolio was $1.7 billion as of December 31, 2010 down slightly from September 30, 2010.

•

The owned loan portfolio continued to be balanced across industry sectors and highly diversified by issuer. As of December 31, 2010, no outstanding borrowings by a single issuer represented more than 1.5% of total loans outstanding, and the ten largest issuers comprised approximately 10% of the loan portfolio.

Net Interest Income / Margin

•	Net interest income before provision for credit losses was $19.4 million for the fourth quarter of 2010 compared to $17.8 million for the third quarter of 2010.

•

Net interest margin increased 38 bps to 4.01% for the fourth quarter of 2010 compared to 3.63% for the third quarter of 2010 due principally to increase in net interest spread from new origination and repricings, as well as the accelerated amortization of certain deferred financing fees.

•	Adjusting for the impact of non-performing loans, the portfolio yield would have been 56 bps higher and net interest margin would have been 4.57%.

Non-Interest Income

•	Non-interest income was $6.9 million for the fourth quarter of 2010 compared to $2.5 million for the third quarter of 2010.

•

Non-interest income in the fourth quarter of 2010 consisted primarily of a $5.6 million gain on the acquisition of Core, $0.7 million of asset management income, $0.4 million of unused fees on revolving credit commitments and $0.4 million of structuring fees.

Expenses

•

Operating expenses increased to $11.2 million in the fourth quarter of 2010 compared to $10.0 million in the third quarter of 2010 due principally to the inclusion of expenses of CORE Business Credit which was acquired as of November 1, 2010.

•	The Company had 82 employees as of December 31, 2010.

Income Taxes

•

Deferred tax asset declined to $48.1 million as of December 31, 2010 from $50.2 million as of September 30, 2010. At December 31, 2010, the deferred tax asset was driven principally by differences in the timing of when credit costs and equity compensation expenses are recognized according to GAAP and when they are deductible for income tax.

•	Approximately $34 million and $12 million of the deferred tax asset as of December 31, 2010 was related to our allowance for credit losses and equity compensation, respectively.

Book Value

•	Book value per share was $10.96 at the end of the fourth quarter up from $10.74 at the end of the prior quarter primarily due to net income for the quarter.

Share Count

•

Average diluted shares outstanding were 52.7 million shares for the quarter compared to 50.3 million shares for the prior quarter. Total outstanding shares at December 31, 2010 were 50.6 million compared to 50.9 million at September 30, 2010.

•

Completed the repurchase of $10.0 million of our common stock. Repurchased 400,228 shares of common stock at an average price of $8.19 during the fourth quarter and a total of 1,372,300 shares of common stock at an average price of $7.26 for the entire stock repurchase program.

Conference Call and Webcast

NewStar will host a webcast/conference call to discuss the results today at 10:00 am Eastern Time. All interested parties are invited to participate via telephone or webcast, which will be hosted through the Investor Relations section at www.newstarfin.com. Please visit the website to register for the webcast and test your connection prior to the call. You can also access the conference call by dialing 877-755-7419 approximately 5-10 minutes prior to the call. International callers should dial 973-200-3080. All callers should reference “NewStar Financial.”

For convenience, an archived replay of the call will be available through February 19, 2011 by dialing 800-642-1687. International callers should call 706-645-9291. For all replays, please use the passcode 39605367. The audio replay will also be available through the Investor Relations section at www.newstarfin.com.

About NewStar Financial

NewStar Financial (NASDAQ:NEWS) is a specialized commercial finance company focused on meeting the complex financing needs of companies and private investors in the middle market. The Company specializes in providing senior secured debt financing options to mid-sized companies to fund working capital, growth strategies, acquisition and recapitalization, as well as, equipment purchases. NewStar originates loans and leases directly through a team of experienced, senior bankers and marketing officers organized around key industry and market segments. The Company targets ‘hold’ positions of up to $35 million and selectively underwrites or arranges larger transactions for syndication to other lenders.

NewStar is headquartered in Boston MA and has regional offices in Darien CT, Chicago IL, Dallas TX, Houston TX, Los Angeles CA and Atlanta GA. For more detailed transaction and contact information, please visit our website at www.newstarfin.com.

Contact:

Colleen M. Banse	Brian J. Fischesser
500 Boylston St., Suite 1250	500 Boylston St., Suite 1250
Boston, MA 02116	Boston, MA 02116
P. 617.848.2502	P. 617.848.2512
F. 617.848.4390	F. 617.848.4398
cbanse@newstarfin.com	bfischesser@newstarfin.com

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this release are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, strategic plans, objectives, future performance, financing plans and business. As such, they are subject to material risks and uncertainties, including our limited operating history; the general state of the economy; our ability to compete effectively in a highly competitive industry; and the impact of federal, state and local laws and regulations that govern non-depository commercial lenders and businesses generally.

More detailed information about these risk factors can be found in NewStar’s filings with the Securities and Exchange Commission (the “SEC”), including Item 1A (“Risk Factors”) of our 2009 Annual Report on Form 10-K, as supplemented by the Risk Factors contained in our Quarterly Reports on Form 10-Q. NewStar is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. NewStar plans to file its Annual Report on Form 10-K for the year ended December 31, 2010 with the SEC on or before March 16, 2011 and urges its shareholders to refer to that document for more complete information concerning NewStar’s financial results.

Non-GAAP Financial Measures

References to “adjusted net income” and “adjusted earnings per share” mean net income or earnings per diluted share, respectively, as determined under GAAP, excluding the following items: compensation expense related to restricted stock grants made since our inception as a private company, including equity awards made in connection with the initial public offering; including the impact on our effective tax rate. GAAP requires that these items be included in net income. NewStar management uses “adjusted net income” and “adjusted earnings per share” to make operational and investment decisions, and NewStar believes that they provide useful information to investors in their evaluation of our financial performance and condition. Excluding the financial results and expenses incurred in connection with the compensation expense related to restricted stock grants made since our inception as a private company, eliminates unique amounts that make it difficult to assess our core performance and compare our period-over-period results. A reconciliation of adjusted net income to net income is included on page 7 of this release.

Adjusted return on average assets means adjusted net income divided by average assets for the period. Adjusted return on average equity means adjusted net income divided by average equity for the period. Adjusted efficiency ratio means operating expenses determined in accordance with GAAP less i) compensation expense related to restricted stock grants made since our inception as a private company. The adjusted ratios exclude unique expenses that make it difficult to assess our core performance and compare our period-over-period results.

A reconciliation of our adjusted financial measures to their GAAP equivalents is included on page 11 of this release. NewStar’s adjusted financial measures should not be considered as alternatives to financial measures determined in accordance with GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies.

NewStar Financial, Inc.

Consolidated Balance Sheets

(unaudited)

	December 31,	September 30,	December 31,
($ in thousands)	2010	2010	2009
Assets:
Cash and cash equivalents	$54,365	$29,360	$39,848
Restricted cash	178,364	154,505	136,884
Investments in debt securities, available-for-sale	4,014	4,036	4,183
Loans held-for-sale, net	41,386	21,302	15,736
Loans, net	1,590,331	1,646,891	1,878,978
Deferred financing costs, net	15,504	17,683	18,557
Interest receivable	6,797	6,873	7,949
Property and equipment, net	879	760	976
Deferred income taxes, net	48,093	50,178	56,449
Income tax receivable	5,435	11,850	7,260
Other assets	29,798	20,868	33,252

Total assets	$1,974,966	$1,964,306	$2,200,072

Liabilities:
Credit facilities	$108,502	$57,823	$91,890
Term debt	1,278,868	1,309,162	1,523,052
Accrued interest payable	4,014	2,893	2,774
Accounts payable	242	240	645
Other liabilities	29,161	47,334	31,591

Total liabilities	1,420,787	1,417,452	1,649,952

NewStar Financial, Inc. stockholders’ equity	554,179	546,854	546,062
Noncontrolling interest	—	—	4,058

Total stockholders’ equity	554,179	546,854	550,120

Total liabilities and stockholders’ equity	$1,974,966	$1,964,306	$2,200,072

NewStar Financial, Inc.

Consolidated Statements of Operations

(unaudited)

	Three Months Ended
	December 31,	September 30,	December 31,
($ in thousands, except per share amounts)	2010	2010	2009
Net interest income:
Interest income	$28,483	$27,022	$31,943
Interest expense	9,092	9,257	7,553

Net interest income	19,391	17,765	24,390
Provision for credit losses	(768)	1,176	39,032

Net interest income (loss) after provision for credit losses	20,159	16,589	(14,642)

Non-interest income:
Fee income	983	702	415
Asset management income	664	876	716
Gain (loss) on derivatives	(92)	(23)	41
Loss on sale of loans	(3)	—	—
Gain on acquisition	5,649	—	—
Other income	(343)	949	3,274

Total non-interest income	6,858	2,504	4,446
Operating expenses:
Compensation and benefits	7,495	6,357	6,512
Occupancy and equipment	543	457	791
General and administrative expenses	3,192	3,233	2,257

Total operating expenses	11,230	10,047	9,560

Income (loss) before income taxes	15,787	9,046	(19,756)
Income tax expense (benefit)	6,414	3,583	(6,405)

Net income (loss) before noncontrolling interest	9,373	5,463	(13,351)
Net income attributable to noncontrolling interest	—	—	(54)

Net income (loss)	$9,373	$5,463	$(13,405)

After tax adjustments to net income (loss):
IPO related compensation and benefits expense (1)	711	519	1,872

Adjusted net income (loss)	$10,084	$5,982	$(11,533)

Net income (loss) per share:
Basic	$0.19	$0.11	$(0.27)
Diluted	$0.18	$0.11	$(0.27)

Weighted average shares outstanding:
Basic	48,745,084	49,305,989	49,349,508
Diluted	52,749,213	50,323,951	49,349,508

Adjusted net income (loss) per share:
Basic	$0.21	$0.12	$(0.23)
Diluted	$0.19	$0.12	$(0.23)

Adjusted weighted average shares outstanding:
Basic	48,745,084	49,305,989	49,349,508
Diluted	52,749,213	50,323,951	49,349,508

(1)	Non-cash compensation charge related to restricted stock grants made since our inception as a private company, including equity awards made in connection with the initial public offering.

NewStar Financial, Inc.

Consolidated Statements of Operations

	Year Ended December 31,
($ in thousands, except per share amounts)	2010	2009
	(unaudited)
Net interest income:
Interest income	$112,826	$136,569
Interest expense	40,558	41,927

Net interest income	72,268	94,642
Provision for credit losses	32,997	133,093

Net interest income (loss) after provision for credit losses	39,271	(38,451)

Non-interest income:
Fee income	2,409	1,657
Asset management income	2,872	2,934
Gain on derivatives	28	533
Loss on sale of loans	(116)	—
Gain on acquisition	5,649	—
Other income	7,854	5,529

Total non-interest income	18,696	10,653
Operating expenses:
Compensation and benefits	26,418	26,403
Occupancy and equipment	2,094	3,121
General and administrative expenses	12,101	12,911

Total operating expenses	40,613	42,435

Income (loss) before income taxes	17,354	(70,233)
Income tax expense (benefit)	6,935	(24,353)

Net income (loss) before noncontrolling interest	10,419	(45,880)
Net loss (income) attributable to noncontrolling interest	(187)	1,620

Net income (loss)	$10,232	$(44,260)

After tax adjustments to net income (loss):
IPO related compensation and benefits expense (1)	2,449	5,800

Adjusted net income (loss)	$12,681	$(38,460)

Net (income) loss per share:
Basic	$0.21	$(0.90)
Diluted	$0.19	$(0.90)

Weighted average shares outstanding:
Basic	49,449,314	49,119,285
Diluted	52,548,104	49,119,285

Adjusted net income (loss) per share:
Basic	$0.26	$(0.78)
Diluted	$0.24	$(0.78)

Adjusted weighted average shares outstanding:
Basic	49,449,314	49,119,285
Diluted	52,548,104	49,119,285

(1)	Non-cash compensation charge related to restricted stock grants made since our inception as a private company, including equity awards made in connection with the initial public offering.

NewStar Financial, Inc.

Selected Financial Data

(unaudited)

Three Months Ended
December 31,	September 30,	December 31,
($ in thousands)	2010	2010	2009
Performance Ratios:
Return on average assets	1.93%	1.11%	(2.36)%
Return on average equity	6.76	3.97	(9.52)
Net interest margin, before provision	4.01	3.63	4.31
Efficiency ratio	42.78	49.57	33.22
Loan portfolio yield	6.33	5.87	5.98

Credit Quality Ratios:
Delinquent loan rate (at period end)	6.74%	6.21%	6.15%
Delinquent loan rate for accruing loans 60 days or more past due (at period end)	0.50	0.48	0.99
Non-accrual loan rate (at period end)	7.98	7.29	8.08
Non-performing asset rate (at period end)	8.17	7.47	8.55
Annualized net charge off rate (end of period loans)	1.38	2.36	5.06
Annualized net charge off rate (average period loans)	1.32	2.29	4.82
Allowance for credit losses ratio (at period end)	4.99	5.20	5.68

Capital and Leverage Ratios:
Equity to assets	28.06%	27.84%	24.87%
Debt to equity	2.50	x	2.50	x	2.96	x
Book value per share	$10.96	$10.74	$10.92

Average Balances:
Loans and other debt products, gross	$1,782,540	$1,819,729	$2,116,423
Interest earning assets	1,917,295	1,943,908	2,244,964
Total assets	1,930,917	1,958,294	2,253,274
Interest bearing liabilities	1,327,025	1,368,784	1,648,877
Equity	549,830	545,768	558,570

Allowance for credit loss activity:
Balance as of beginning of period	$91,468	$100,729	$101,117
General provision (credit) for credit losses	(8,763)	(1,991)	(1,002)
Specific provision for credit losses	7,995	3,167	40,034
Net charge offs	(5,919)	(10,437)	(25,679)

Balance as of end of period	$84,781	$91,468	$114,470

Supplemental Data (at period end):
Investments in debt securities, gross	$6,468	$6,509	$6,635
Loans held-for-sale, gross	42,228	21,679	15,990
Loans held-for-investment, gross	1,698,238	1,757,958	2,013,588

Loans and investments in debt securities, gross	1,746,934	1,786,146	2,036,213
Unused lines of credit	270,793	181,892	230,838
Standby letters of credit	8,737	9,929	18,771

Total funding commitments	$2,026,464	$1,977,967	$2,285,822

Loan portfolio	$1,746,934	$1,786,146	$2,036,213
Loans owned by NewStar Credit Opportunities Fund	451,929	499,886	542,504

Managed loan portfolio	$2,198,863	$2,286,032	$2,578,717

Loans held-for-sale, gross	$42,228	$21,679	$15,990
Loans held-for-investment, gross	1,698,238	1,757,958	2,013,588

Total loans, gross	1,740,466	1,779,637	2,029,578
Deferred fees, net	(24,247)	(20,926)	(20,999)
Allowance for loan losses - general	(24,432)	(32,242)	(38,485)
Allowance for loan losses - specific	(60,350)	(58,276)	(75,380)

Total loans, net	$1,631,437	$1,668,193	$1,894,714

NewStar Financial, Inc.

Selected Financial Data

(unaudited)

	Year Ended December 31,
($ in thousands)	2010	2009
Performance Ratios:
Return on average assets	0.51%	(1.85)%
Return on average equity	1.87	(7.73)
Net interest margin, before provision	3.60	3.98
Efficiency ratio	44.74	39.69
Loan portfolio yield	6.02	6.03

Credit Quality Ratios:
Annualized net charge off rate (end of period loans)	3.69	3.61
Annualized net charge off rate (average period loans)	3.36	3.22

Average Balances:
Loans and other debt products, gross	$1,870,178	$2,258,237
Interest earning assets	2,007,908	2,379,622
Total assets	2,016,264	2,397,468
Interest bearing liabilities	1,430,526	1,782,105
Equity	546,974	572,417

Allowance for credit loss activity:
Balance as of beginning of period	$114,470	$53,977
General provision (credit) for credit losses	(14,698)	619
Specific provision for credit losses	47,695	132,474
Net charge offs	(62,686)	(72,600)

Balance as of end of period	$84,781	$114,470

NewStar Financial, Inc.

Non-GAAP Data

(unaudited)

	Adjusted
	Three Months Ended
	December 31,	September 30,	December 31,
($ in thousands)	2010	2010	2009
Performance Ratios:
Return on average assets	2.07%	1.21%	(2.03)%
Return on average equity	7.28	4.35	(8.19)
Efficiency ratio	39.74	45.33	28.21

Consolidated Statement of Operations Adjustments(1):
Operating expenses	$11,230	$10,047	$9,560
Less: IPO related compensation and benefits expense (2)	798	860	1,440

Adjusted operating expenses	$10,432	$9,187	$8,120

(1)	Adjustments are pre-tax.
(2)	Non-cash compensation charge related to restricted stock grants made since our inception as a private company, including equity awards made in connection with the initial public offering.

NewStar Financial, Inc.

Non-GAAP Data

(unaudited)

	Adjusted
	Year Ended December 31,
($ in thousands)	2010	2009
Performance Ratios:
Return on average assets	0.63%	(1.60)%
Return on average equity	2.32	(6.72)
Efficiency ratio	40.72	34.58

Consolidated Statement of Operations Adjustments(1):
Operating expenses	$40,613	$42,435
Less: IPO related compensation and benefits expense (2)	3,647	5,465

Adjusted operating expenses	$36,966	$36,970

(1)	Adjustments are pre-tax.
(2)	Non-cash compensation charge related to restricted stock grants made since our inception as a private company, including equity awards made in connection with the initial public offering.

NewStar Financial, Inc.

Portfolio Data

(unaudited)

($ in thousands)	December 31, 2010		September 30, 2010		December 31, 2009

Portfolio Data:
First mortgage	$264,156	15.1%	$270,029	15.1%	$306,075	15.0%
Senior secured asset-based	73,764	4.2	7,006	0.4	26,463	1.3
Senior secured cash flow	1,356,805	77.7	1,443,526	80.8	1,621,816	79.6
Senior subordinated asset-based	20,752	1.2	28,077	1.6	40,810	2.0
Senior subordinated cash flow	1,757	0.1	3,357	0.2	—	—
Second lien	28,991	1.7	33,442	1.9	33,680	1.7
Mezzanine/subordinated	709	—	709	—	7,369	0.4

Total	$1,746,934	100.0%	$1,786,146	100.0%	$2,036,213	100.0%

Leveraged Finance	$1,396,934	80.0%	$1,502,588	84.1%	$1,715,554	84.3%
Real Estate	282,610	16.2	283,558	15.9	320,659	15.7
Business Credit	67,390	3.8	—	—	—	—

Total	$1,746,934	100.0%	$1,786,146	100.0%	$2,036,213	100.0%